EXHIBIT 10.24 Subsidiaries of Security National Financial Corporation as of March 31, 2007

Security National Life Insurance Company

Security National Mortgage Company

Memorial Estates, Inc.

Memorial Mortuary

Paradise Chapel Funeral Home, Inc.

California Memorial Estates, Inc.

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Cottonwood Memorial Foundation

Holladay Memorial Park, Inc.

Sunset Funeral Home, Inc.

Greer-Wilson Funeral Home, Inc.

Crystal Rose Funeral Home, Inc.

Insuradyne Corporation

Security National Funding Company

Security National Life Insurance Company of Louisiana (Formerly Paramount Security Life Insurance Company)

Security National Capital, Inc.

Memorial Insurance Company of America